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                                                                    EXHIBIT 21.1
                                                                    ------------

                     SUBSIDIARIES OF CALLAWAY GOLF COMPANY
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         NAME                                     JURISDICTION OF FORMATION
         ----                                     -------------------------

Callaway Golf Sales Company                                California

Callaway Golf Ball Company                                 California

CGV, Inc.                                                  California

Callaway Golf (Germany) GmbH                               Germany

Callaway Golf Trading GmbH                                 Germany
(owned 80% by Callaway Golf
(Germany) GmbH

Callaway Golf (UK) Limited                                 United Kingdom

ERC International Company                                  Japan